Exhibit 99.1

GBS Enterprises Provides Shareholder Update and Financial Results for the Period Ending December 31, 2011

Warrant Exercise Generates over $3 million in Cash; Fiscal Third Quarter Revenue Grows 53.5% Year-Over-Year

February 27, 2012 – Woodstock, GA – GBS Enterprises Incorporated (OTCBB: GBSX), a global software and services company specializing in Business Applications Modernization, Cloud Automation solutions, as well as offering a comprehensive portfolio of business applications, provides shareholder update and financial results for the three and nine month periods ending December 31, 2011.

Mr. Joerg Ott, CEO of GBS Enterprises said, “To date, revenue has been generated through our core software and services business comprised of licensing applications for Lotus Notes and Domino with follow up service and maintenance revenue. We are encouraged by the year-over-year revenue growth of 53.5% that we experienced during the 2011 third quarter. Looking beyond our core business, we are even more encouraged with the much larger opportunity we are addressing with our Transformer technology and Cloud Automation capabilities, which will position the Company for strong growth going forward. With the commercial roll out of Transformer, the partnership announcements made with IBM at Lotusphere in January, and other partnership opportunities, we are now in a position to generate meaningful revenue from this new platform.”

Mr. Ott continued, “Lotus Notes and Domino is one of the most prolific application platforms in the world, with more than 18 million enterprise applications ranging from financial, to business process management, to Customer Relations Management (CRM), all of which can be modernized and extended to mobility devices and the Cloud via the GBS Enterprise’s unique Transformer technology.”

Mr. Ott concluded, “Transformer is already demonstrating a significant impact helping companies to gain insight into their business applications and enabling them to formulate and execute a strategy to modernize those applications. We have already completed pilot projects with large financial services organizations in New York and are in the process of beginning large engagements with these and other enterprise level customers both in North America and Europe. The demand and need for our technology and application expertise is significant and going forward we anticipate a rapid expansion of our business pipeline.”

2011 Business Updates

•	During the third quarter ended December 31, 2011, certain Warrant holders exercised their Warrants to purchase an aggregate of 2,020,000 shares of Common Stock resulting in net proceeds to the Company of $3,024,970;
•	A financial services company, headquartered in New York with approximately 50,000 employees in over 30 countries worldwide agreed to a pilot project in the U.S. to use the GBS Transformer and its proprietary methodology to migrate an initial set of Lotus Notes applications to the Web;
•	GBS Enterprises and its employees have been recognized for several awards including four of its employees being acknowledged as “IBM Champions” by IBM, winning the IBM Lotus CTO Award and Forcont winning the “Best in Cloud” 2011 award for utilizing GROUP Live in Germany. The Company was also a Finalist for the IBM Lotus Awards for Best Mid-Market Solution in 2011 after winning the award in 2010; and
•	GBS Enterprises made several acquisitions during 2011 including IDC Global, GroupWare and Pavone AG. Each acquisition is complementary to the Company’s business helping customers make the transition to dynamic, flexible and cost-effective off-premise computing, bringing client applications to the web and expanding the Company’s cloud computing technology offerings.

In a January 2011 press release, IBM describes their Social Business Initiative with the Company as, “helping IBM clients convert IBM Lotus Notes applications into applications accessible on the Web or via mobile devices. The new IBM services offering using Group Business Software’s Transformer product will help clients retain the value of their significant investments made over the years in the Lotus Notes and Domino platform while enabling them to take full advantage of the latest web technology to support their business.”

Financial Results for the three and nine month periods ending December 31, 2011

Revenue for the three month period ending December 31, 2011 totaled approximately $8.2 million, an increase of approximately 53.5%, as compared to approximately $5.4 million for the same period the year prior. Revenue for the nine month period ending December 31, 2011 totaled approximately $21.3 million, an increase of approximately 18.7%, as compared to approximately $18 million for the same period the year prior. The Company generates revenue by Licenses, Maintenance, Services, Third-Party Products and others. The increase year over year was primarily due to additional revenues from acquired companies during the period.

Cost of sales for the three and nine month periods ending December 31, 2011 totaled approximately $4.7 million and approximately $10.8 million respectively. Cost of goods sold consists of Cost for Services, Cost for Third-Party Products and Cost for Software Licenses. The increase year over year was primarily due to additional cost of goods relating to additional sales generated by acquired companies during the period.

Gross profit for the three months ended December 31, 2011 totaled approximately $3.5 million, an increase of approximately 33.8%, as compared to approximately $2.6 million for the same period the year prior. Gross profit margin during the 2011 period was approximately 43% as compared to approximately 49.3% for the 2010 period. Gross profit margin decreased due to an increase in investment in the Transformer and cloud automation platforms. Gross profit for the nine months ended December 31, 2011 totaled approximately $10.5 million, an increase of approximately 13%, as compared to approximately $9.3 million for the first nine months of 2010. Gross profit margin for the 2011 nine month period was approximately 49.1% as compared to approximately 51.6% the prior year.

The Company was cash flow positive from operations through the first nine months of 2011. During the quarter ended December 31, 2011, certain Warrant holders exercised their Warrants to purchase an aggregate of 2,020,000 shares of Common Stock for a total purchase price of $3,030,000 before fees.

Liquidity and Capital Resources

As of December 31, 2011, GBS Enterprises had approximately $3.5 million in cash and cash equivalents. Total current assets and total assets as of December 31, 2011 were approximately $10.2 million and approximately $86.7 million, respectively. Total current liabilities and total liabilities were approximately $18.5 million and approximately $25.6 million, respectively. Total stockholders‘ equity was approximately $61.1 million, or approximately $2.24 per share. As of February 13, 2012 there were 27,247,958 shares of Common Stock outstanding.

About GBS Enterprises Incorporated

GBS Enterprises Incorporated (OTCBB: GBSX) is the 50.1% parent company of GROUP Business Software AG (“GBS”), a global software and services company specializing in application modernization and cloud automation. GBS serves to: automate business processes; optimize system & application performance; ensure messaging security & compliance; modernize server-based applications to Web 2.0; and simplify application development & delivery.

Strong customer allegiance paired with a diversified portfolio of powerful business solutions place GBS at the forefront of the market in terms of both revenue growth and profitability. GBS has won many awards for its innovations, as well as resources spanning five time zones.

GBS has over 4,000 customers worldwide with over 4 million users of its products and services.  Its North American headquarters is in New York City and its European headquarters is in Frankfurt, Germany.  There are over 15 offices throughout North American and Europe.  The Company’s maintains a website at www.gbsx.us. GROUP maintains a website at www.gbs.com. The information contained in the Company’s and GROUP’s websites is not incorporated by reference herein.

Caution Concerning Forward-Looking Statements

This release contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.

Investor Relations Contact:
Alliance Advisors, LLC

Alan Sheinwald, Founder and President

(914) 669-0222

asheinwald@allianceadvisors.net

Gary MacDonald, EVP and
Chief Corporate Development Officer,
gmacdonald@gbsx.us

Contact:

Michael Baum, Corporate Communications,
michael.baum@us.gbs.com